                                                                     Exhibit 3.3





                                  CONSTITUTION

             (COMPRISING THE MEMORANDUM AND ARTICLES OF ASSOCIATION)

                                       OF

                             ANZ CAPEL COURT LIMITED

                          AMENDED AS AT 1ST AUGUST 1996

                               COMPANIES ACT 1961

                           COMPANY LIMITED BY SHARES



                            MEMORANDUM OF ASSOCIATION

                                       of

                         CAPEL COURT CORPORATION LIMITED



1.    The name of the Company is CAPEL COURT CORPORATION LIMITED.

2.    [Deleted by Special Resolution dated 2nd October, 1985.]

3.    [Deleted by Special Resolution dated 2nd October, 1985.]

4.    The liability of the members is limited.

5. The share capital of the Company is TWENTY MILLION DOLLARS ($20,000,000) divided into FORTY MILLION SHARES (40,000,000) of fifty cents (50 cents) each with power of the Company to increase or reduce the said capital and to issue any part of its capital original or increased with or without any preference priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the power hereinbefore contained.

                                       2.

      WE the several persons whose names and addresses are subscribed are desirous of being formed into a Company in pursuance of the Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite out respective names.


                                                        Number of
      Names, Addresses and Descriptions               Shares taken
      of Subscribers                                     by each
                                                        Subscriber

      --------------------------------------------------------------------------
      GILBERT JAMES FARROW                                  One
      3 Merrion Grove, Kew, Solicitor


      HOWARD WILLIAM BERRY                                  One
      79 Panoramic Road, North Balwyn,
      Solicitor


      JANICE MARY NEWELL                                    One
      10 Longstaff Street, Kew, Solicitor


      EDWARD ALEXANDER KING IRVING                          One
      Flat 31, 520 Toorak Road, Toorak,
      Solicitor

      JOHN MICHAEL DOWLING                                  One
      Flat 12, 101 Gipps Street, East Melbourne,
      Solicitor


                                TOTAL SHARES TAKEN          Five

--------------------------------------------------------------------------------

        DATED the 14th day of April, One Thousand nine hundred and sixty-nine.

        Witness to each of the above five signatures:


                                             S.W. BYRNE,   Solicitor,
                                                           Melbourne.

                                        Adopted by Special Resolution passed
                                        October 1993

                                        Arts 9, 39, 40, 41, 45 and 46 amended by
                                        Special Resolution passed l August 1996






                            COMPANY LIMITED BY SHARES







                             ARTICLES OF ASSOCIATION






                                     - of -





                             ANZ CAPEL COURT LIMITED

                                CORPORATIONS LAW

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION


                                     - of -



                             ANZ CAPEL COURT LIMITED


                               A.C.N. 004 768 807



       1-3   PRELIMINARY ............................................1

       4-6   SHARES..................................................2

       7-8   TRANSFER OF SHARES .....................................3

       9-10  CAPITAL ................................................3

       11-20 GENERAL MEETINGS .......................................6

       21-25 THE BOARD OF DIRECTORS .................................8

       26    MANAGING DIRECTORS .....................................9

       27-31 PROCEEDINGS OF DIRECTORS ...............................10

       32    ALTERNATE DIRECTORS ....................................12

       33-37 POWERS OF DIRECTORS ....................................12

       38-39 SEAL....................................................14

       40-41 DIVIDENDS ..............................................14

       42 RESERVES ..................................................15

       43-44 NOTICES ................................................15

       45 INDEMNITY .................................................15

                                CORPORATIONS LAW

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                      - of-


                             ANZ CAPEL COURT LIMITED

                               A.C.N. 004 768 807

                                   PRELIMINARY


1. The Regulations in Table A in Schedule 1 to the Corporations Law shall not apply to the Company.

2.    A     In these Articles unless the context otherwise requires:

            "alternate director" means an alternate director appointed pursuant to Article 32;

            these "Articles" means these Articles of Association as amended from time to time;

            the "Bank" means Australia and New Zealand Banking Group Limited;

            the "Board" means all of the directors for the time being of the Company;

            the "Common Seal" means the common seal of the Company;

            "director" means any one of the directors for the time being of the Company, including an alternate director;

            "Group Company" means the Bank or any wholly-owned subsidiary of the Bank from time to time;

            the "Law" means the Corporations Law and any reference to the Law or any Section thereof shall be read as though the words "or any statutory amendment or modification thereof or any statutory provision substituted therefor" were added to such reference;

            the "Office" means the registered office for the time being of the Company.

      B     In these Articles unless the content otherwise requires:

            1 words which are defined by the Law (other than those defined above) have the same meaning in these Articles;

            2     the singular includes the plural and vice versa;

            3     a reference to any gender includes all genders;

            4     a reference to a person includes a corporation;

            5     a reference to an article is to an article of these Articles;

            6 where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

      C In these Articles, headings are for convenience of reference only and shall not affect interpretation.

      D Where the Bank is empowered to appoint, remove, determine, approve, direct or take any other action under these Articles it shall be sufficient and the same shall be validly and effectively done if a notice is sent to the Company at the Office by facsimile transmission or letter signed or purporting to be signed by:

            1     any director of the Bank on its behalf; or

            2 a secretary or director of the Bank acting on the authority of the directors of the Bank; or

            3     a duly appointed attorney of the Bank acting on its behalf.

3.    The Company, is a public company limited by shares.


                                     SHARES

4. Subject to the provisions of these Articles and to Sections 185 and 190 of the Law all unissued shares shall be at the disposal of the directors who may issue, allot, place under option or otherwise dispose of the same to such persons on such terms and conditions and with such rights and privileges and either at par or at a premium or at a discount and at such time and generally in such manner as the directors think fit.

5.    A     The Company shall not issue any preference shares nor shall any issued shares be converted into preference shares unless the rights of the holders of the preference shares with respect to repayment of capital, participation in surplus assets and profits, cumulative or non-cumulative dividends, voting and priority of payment of capital and dividend in relation to other shares or other classes of preference shares are set out in these Articles.

      B Subject to Section 192 of the Law, the Company may issue preference shares which are, or at the option of the Company are to be liable, to be redeemed on such terms and conditions and in such manner as the directors determine before the issue thereof.

6.    Share Certificates shall be issued under the Common Seal of the Company.

                               TRANSFER OF SHARES

7. No share in the Company shall be transferred without the approval of the directors and the directors may grant or withhold such approval in such cases as they think fit and shall not be bound to assign any reason for non-approval.

8. A member may transfer all or any of his shares by transfer in writing in the usual or common form provided that the directors may decline to register any transfer of shares (whether fully paid up or not) to a person of whom they shall not approve without being bound to give any reason therefor. The instrument of transfer must show the jurisdiction of incorporation of the Company.

                                     CAPITAL

9.    A     The capital of the Company as at the date of adoption of these
            Articles is $20,000,000 divided into 30,000,000 ordinary shares of 50 cents each and 10,000,000 redeemable preferences shares of 50 cents each.

      B This Article applies notwithstanding anything elsewhere contained in these Articles.

            The rights of the holders of redeemable preference shares are as follows:

            1 Redeemable preference shares shall confer on the holder thereof the rights on redemption and on a winding up of the Company to payment of the amount of the capital paid up on each share and of any premium paid thereon in priority to the rights of holders of any other class of shares in the Company.


            2 The directors may declare and pay dividends on the redeemable preference Shares et such intervals and of such amounts as they shall from time to time determine. Any such dividends declared and remaining unpaid shall rank on redemption and on a winding up in priority to the rights of any other class of shares in respect of dividend or capital.

            3 The redeemable preference shares shall not confer on the holder thereof any rights additional to those set out in paragraphs A and B of this Article to participate in the profits or assets of the Company.

            4 The holder of redeemable preference shares shall not be entitled to notice of any general meeting of the Company nor to attend or vote at any such meeting except at a general meeting to consider a resolution which directly or indirectly varies or abrogates:

            a Any of the rights, privileges or conditions attaching to the redeemable preference shares, or

            b     The exercise of any of those rights, privileges or conditions.

                  and for that purpose the holder shall have one vote for each redeemable preference share held.

            5 The issue by the Company of any further preference shares (whether convertible into ordinary shares or not so convertible, whether cumulative or non-cumulative, whether participating or non-participating, whether redeemable or otherwise and whether carrying a dividend or not) ranking in any respect in priority to or pari passu with any of the redeemable preference shares shall be deemed to be a variation or abrogation of, and shall be deemed to affect the rights and privileges attached to, the redeemable preference shares for the purpose of paragraph 6.

            6     a     Any variation or abrogation of the rights and privileges
                        or conditions of the redeemable preference shares or of the exercise thereof shall require the consent in writing to the holders of three-fourths of the issued shares of that class or the approval of a special resolution of the holders of the issued shares of that class at a separate meeting of the redeemable preference share holders convened for the purpose; and

                  b All the provisions of the Law and these Articles as to special resolutions and general meetings shall be deemed to apply mutatis mutandis to every such resolutions and meetings save that the quorum is two members present in person or by proxy, attorney or representative and entitled to vote in respect of at least 55 of the issued redeemable preference shares.

            7 Subject to paragraph 8 the Company may redeem the redeemable preference shares at any time by delivering notice of redemption to the holder thereof concurrently with payment to such holder of the amount of capital paid up on each such share and any premium paid on redemption. Upon payment of the redemption moneys in respect of any redeemable preference shares the certificate issued in respect thereof shall be deemed to be cancelled and shall forthwith be surrendered by the holder to the Company.

            8 No redeemable preference shares shall be redeemed if the effect of redemption on those shares would be to cause the Company to breach a condition of:

                  a any Dealers Licence held by the Company in accordance with the Law;

                  b any Futures Brokers Licence held by the Company in accordance with the Law.

10.   A     The Company in general meeting may from time to time -

            1 consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

            2 convert, or make provision for the conversion of, all or any of its paid-up shares into stock and re-convert, or make provision for the reconversion of, that stock into paid-up shares of any denomination;

                  subdivide its shares or any of them into shares of smaller amount than is fixed by its Memorandum of Association provided that in any such subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share was derived; or

            4 cancel shares which have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of the share so cancelled.

      B The Company in general meeting may from time to time increase the capital by the creation of new shares of such amount as it may deem expedient and all the provisions of these Articles shall apply to the shares in the capital in the same manner in all respects as to shares in the original capital of the Company.

      C The Company may from time to time by special resolution and subject to Section 195 of the Law reduce its capital in any way.

                                GENERAL MEETINGS

11. The directors may whenever they think fit and shall on requisition in accordance with Section 246 of the Law proceed to convene a general meeting of the Company and Section 247(1) of the Law shall not apply.

12. In the case of any general meeting at which business other than routine business is to be transacted the notice shall specify the general nature of the business. "Routine business" shall mean and include only business transacted at an annual general meeting of the following classes (if applicable):

      A consideration of the financial statements of the Company and the reports and statements thereon prepared in accordance with the Law;

      B     appointment of auditors;

      C     determination of the remuneration of the directors; and

      D any other business which under the Law or these Articles must be transacted at an annual general meeting.

13. Subject to Section 249(7) two members present in person or by proxy, attorney or representative shall form a quorum for a general meeting of the Company. If within fifteen minutes after the time appointed for the meeting a quorum is not present the meeting if convened upon a requisition shall be dissolved but in any other case the meeting is to stand adjourned to the same day in the next week at the same time and place and Section 257 of the Law shall apply. If at such adjourned meeting a quorum is not present those members who are present shall be a quorum and may transact the business for which the meeting was called.

14. Notice of general meetings shall be sent to the auditors and to all members and to each director, and any director who is not a member may attend and be heard at general meetings, provided that the accidental omission to give notice to or the non-receipt of notice by any person entitled thereto shall not invalidate the proceedings at any general meeting.

15. The chairman of directors shall be entitled to take the chair at every general meeting or if there be no chairman or if at any meeting he shall not be present at the time appointed for holding the meeting the members present shall choose another director as chairman and if none of the directors be present or if all the directors decline to take the chair then the members present shall choose one of their number to be chairman.

16. Any body corporate being a member and entitled to vote may exercise the right conferred by Sections 249(3) and 249(4) of the Law and authorise a specified person to act as its representative at specified general meetings of the Company and such representative shall be entitled to exercise at such meeting the same powers in respect of the shares held by such body corporate as if he were the registered holder thereof and
      Section 249(5) of the Law shall apply.

17. A proxy may be appointed by instrument in writing under the hand of the appointor or his attorney duly authorised in writing or if the appointor is a body corporate either under its common seal or signed by its attorney or by an officer on behalf of the body corporate but appointment by letter or facsimile to the satisfaction of the directors shall be sufficient and Section 250 of the Law shall apply. An instrument appointing a proxy must be left or sent so as to arrive at the Office at any time before the time appointed for the holding of the meeting or adjourned meeting.


18.   Subject to any special terms as to voting which may attach to any shares:

      A on a show of hands every member present in person or by proxy, attorney or representative shall have one vote but no person shall have more than one vote on a show of hands;

      B on a poll every member present in person or by proxy, attorney or representative shall have one vote for each share of which he is the holder.

19.   A     A poll may be demanded by one or more members before or on the declaration of the result of the voting on a show of hands on a resolution put at any general meeting.

      B The instrument letter or facsimile appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll and
            Section 248(2) of the Law shall apply.

20. A minute or memorandum signed by a majority of members having a right to attend and vote at general meetings of the Company, being the holders of not less than ninety-five per centum in nominal value of the shares in the Company for the time being issued shall in all cases (except only where a general meeting of the Company is required by the Law) and for all purposes have the same force effect and validity as a resolution passed at a general meeting of the Company duly convened and held. A copy of a minute or memorandum so signed entered on the minutes of general meetings shall be sufficient evidence thereof without further proof.

                             THE BOARD OF DIRECTORS

21.   Unless and until the Company in general meeting otherwise determines -

      A The number of directors shall not be less than three and shall not be more than eight.

      B No person shall be eligible to be appointed as a director unless at the time of his appointment he is either a director of the Bank or an employee of a Group Company and at all times at least one of the directors shall be either a managing director, a chief general manager, a general manager, or an assistant general manager of the Bank.

      C No share qualification shall be required of a director for acting as such.

      D Every director shall unless the terms of his appointment otherwise provide hold office until, but the OFFICE SHALL be vacated on the happening of, any one or more of the following events -

            1 if he dies or resigns his office by notice in writing to the Company;

            2 if he ceases to be either a director of the Bank or an employee of a Group Company;

            3 subject to the requirements of the Law, if the Company by ordinary resolution in general meeting removes him from office;

            4 if he becomes bankrupt or enters into any arrangement or composition with his creditors generally or is declared lunatic or becomes of unsound mind;

            5 if he is convicted of a felony or misdemeanour and the directors declare his office to be vacated; or

            6 if he is prohibited by the Law from being a director of a corporation.

22. The Bank, the directors, or the Company in general meeting by resolution, may from time to time appoint any person (subject to the provisions of these Articles and Section 225 of the Law) as a director either to fill a vacancy or as an addition to the Board.

23. In the event of a vacancy or vacancies in the office of director or offices of directors, the remaining directors may act but, if the number of remaining directors is not sufficient to constitute a quorum at a meeting of directors, they may only act for the purpose of increasing the number of directors to a number sufficient to constitute such a quorum or of convening a general meeting of the Company.

24. Notwithstanding anything herein contained so long as any one or more of the issued shares in the Company shall be held by a Group Company, the Bank may at any time and from time to time:

      A appoint any person or persons (being at the time of their respective appointments either directors of the Bank or employees of a Group Company) to be directors of the Company; and

      B subject to the requirements of the Law, remove all or any of the directors of the Company.

25. The remuneration of the directors (which shall be in the case of each director a fixed sum and not a commission on the percentage of profits or turnover), if any, shall from time to time be determined by the Company in general meeting. Such remuneration shall be deemed to accrue from day to day. The directors may also be paid all travelling hotel and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or general meeting of the Company or in connection with the business of the Company.


                               MANAGING DIRECTORS

26.   A     The Bank may from time to time appoint one or more of the directors to be managing director or managing directors of the Company either for a fixed term or without any limitation as to the period for which he or they is or are to hold such office and may from time to time (subject to the provisions of any contract between him or them and a Group Company) remove or dismiss him or them from office and if thought fit appoint another or others in his or their place or places.

      B A managing director shall (subject to the terms of any contract between him and a Group Company) be subject to the same provisions as to resignation and removal as the other directors and if he ceases to hold the office of director from any cause whatever he shall ipso facto and immediately cease to be a managing director.

      C The remuneration of a managing director, if any, shall (subject to Article 25 and to the provisions of any contract between him and a Group Company) be fixed by the Bank and may be by way of fixed salary or otherwise but shall not be by way of a commission on a percentage of operating revenue.

      D The directors may from time to time entrust to and confer upon the managing director for the time being such of the powers exercisable under the Articles of Association by these directors as they may think fit and may confer such powers for such time and to be exercised for such objects and purposes and upon such terms and conditions and with such restrictions as they think expedient; and may confer those powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the directors in that behalf and may from time to time revoke withdraw alter or vary all or any of such powers.


                            PROCEEDINGS OF DIRECTORS


27.   A     The quorum necessary for the transaction of the business of the directors shall be two one of whom shall be either a managing director, a chief general manager, a general manager, or an assistant general manager of the Bank. An alternate director (who is not also a director) shall be counted in determining whether a quorum is present at a meeting of directors. Where a person is an alternate director for more than one director, he shall only be counted once in determining whether a quorum is present.

      B The directors may meet together for the despatch of business adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of any equality of vote the chairman shall have a second and casting vote.

      C A director may and the secretary on the requisition of a director shall at any time summon a meeting of the directors. It shall not be necessary to give notice of a meeting of directors to any director for the time being absent from his usual place of business or, in the case of a director who is an employee of a Group Company, on leave from that Group Company for any reason.

      D Without limiting the discretion of the directors to regulate their meetings under this Article, the directors may, if they think fit, confer by radio, telephone, closed circuit television or other electronic means of audio or audio-visual communication and a resolution passed by such a conference shall, notwithstanding the directors are not present together in one place at the time of the conference, be deemed to have been passed at a meeting of the directors held on the day on which and at the time at which the conference was held. The provisions of these Articles relating to proceedings of directors apply so far as they are capable of application and mutatis mutandis to such conference.

      E Subject to the provisions of Article 27A, a director shall be deemed to be present at a meeting of directors and shall be counted in determining whether a quorum is present at that meeting if he can by electronic or other means hear and be heard by the other director or directors present at that meeting, whether or not he is at the time of that meeting at the place where that meeting is to be held.

28. The directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no chairman is elected or if at any meeting the chairman is not present at the time appointed for holding the same the directors present are to choose one of their number to be chairman of such meeting.

29. A minute or memorandum signed by all the directors (for the time being present in their usual places of business and, in the case of a director who is an employee of a Group Company, not being on leave from that Group Company for any reason), being at least a quorum, shall for all purposes have the same full force and effect and validity as a resolution passed at a meeting of the directors duly convened and held and may consist of several documents in the like form each signed by any one or more of the directors PROVIDED THAT where a director has appointed an alternate director but is himself absent from his usual place of business or, in the case of a director who is an employee of a Group Company, on leave from that Group Company for any reason, the signature of such alternate director (if present in his usual place of business and, in the case of an alternate director who is an employee of a Group Company, not being on leave from that Group Company for any reason) shall be required.

30. Subject to making such disclosure and declaration of his interest as is required by the Law a director may contract with or enter into any arrangement with the Company as if he were not a director and may retain for his absolute use and benefit all profits and advantages accruing to him therefrom. Subject to the Law, a director may also vote in respect of such contract or agreement and may be taken into account in determining whether a quorum is present at any meeting at which such contract or arrangement is considered. An interested director may attest the affixing of any seal of the Company to any instrument to which the Company is a party. A director may hold any other office or place of profit under the Company other than that of auditor on such terms as to remuneration and otherwise as the directors shall determine.

31. All acts done by any meeting of the directors, or of a committee of directors, or by any person acting as a director, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment or continuance in office of any such director, or person acting as aforesaid, or that they or any of them were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.


                               ALTERNATE DIRECTORS


32.   Any director may at any time appoint any person of a class referred to in
      Article 21B approved by the directors to be his alternate director and may at any time remove any alternate director so appointed by him. An alternate director shall be subject to the provisions of these Articles with regard to directors. An alternate director shall be entitled to receive notices of and to attend and vote as a director at any such meeting at which the director appointing him is not or will not be personally present and generally to perform all the functions of his appointor as a director in the absence of such appointor. (An alternate director (who is also a director) shall while so acting have a separate right to vote on behalf of the director he is representing in addition to his own vote). An alternate director shall look for his remuneration to the director appointing him and not to the Company but shall be entitled to be paid such reasonable travelling hotel and other expenses as may be incurred by him in consequence of his attendance at meetings of the directors or of the Company or whilst otherwise engaged on business of the Company. An alternate director shall ipso facto cease to be an alternate director if his appointor cease for any reason to be a director. All appointments and removals of alternate directors shall be effected by notice in writing to the Company by the director making or revoking such appointment and shall be served on the Company either personally or by sending it by prepaid post or facsimile transmission addressed to the directors at the Office.

                               POWERS OF DIRECTORS

33. Subject to the Law and these Articles, the business of the Company shall be managed by the directors who may exercise all such powers of the Company as are not by the Law or by these Articles required to be exercised by the Company in general meeting. The general powers given by this Article shall not be limited or restricted by any special authority or powers granted to the directors by any other Article. Notwithstanding anything contained in any other Article it shall be the duty of the directors in the exercise of their powers to comply with and to require or permit the employees of the Company to comply with any direction relating to the Company its propetty business or affairs given to the directors of the Company by the Bank.

34. It shall be no objection to any agreement to be entered into between the Company and the Bank or any subsidiary or related company of the Bank that the parties thereto or the persons interested in the same or some of them are promoters of or are interested in the promotion of the Company or stand in a fiduciary relation to the Company or that the directors do not in the circumstances constitute an independent number and every member of the Company present and future is to be deemed to have joined or to join the Company on this basis.

35. The directors may establish any local boards or agencies for managing any of the affairs of the Company, either in the Commonwealth of Australia or elsewhere, and may appoint any persons to be members of such local boards or agencies or any managers or agents and may fix their remuneration and may delegate to any local board manager or agents any of the powers authorities and discretions vested in the directors with power to sub-delegate and may authorize the members of any local boards or agencies or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made upon such terms and subject to such conditions as the directors may think fit and the directors may remove any persons so appointed and may annul or vary such delegation but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

36. The directors may from time to time and at any time by power of attorney under the Common Seal appoint any company firm or person or any fluctuating body of persons whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as they may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorize any such attorney to subdelegate all or any of the powers authorities and discretions vested in him.

37. The directors may delegate any of their powers to committees consisting of such members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.


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38.   The directors shall provide for the safe custody of the Common Seal and every instrument to which the Common Seal shall be affixed shall be signed by two directors or by one director and the secretary or in such other manner as the directors may from time to time determine (including the use of facsimile signatures if they so determine).

39. The Company may exercise the powers conferred by Section 182(10) of the Law with regard to having an official seal for use outside the State or Territory where its Common Seal is kept and such powers shall be vested in the directors. Such official seal shall be a facsimile of the Common Seal of the Company with the addition on its face of the name of every place where it is to be used. The person affixing any such official seal shall in writing under his hand certify on the instrument to which it is axed the date on which and the place at which it is affixed.


                                    DIVIDENDS


40.   A     Subject to the provisions of these Articles as to reserves and to the rights of members entitled to any shares having preferential, special or qualified rights thereto, the profits (if any) of the Company shall be divisible among the holders of the various classes of shares in the Company in the proportion from time to time determined by the directors and the directors may from time to time declare and pay a dividend or interim dividend in respect of any one class of shares in the capital of the Company without declaring or paying a dividend in respect of any other class of shares, or at a rate or of an amount that is different from the rate or amount of dividend declared or paid in respect of any other class of shares.

      B The amount of any dividend declared with respect to a single class of shares shall be divisible amongst the holders of shares of that class in proportion to the amount of capital paid upon the shares held by them respectively provided always that any capital paid up on a share during the period in respect of which a dividend is declared shall only entitle the holder of that share to an

41. No dividend shall be payable except out of the profits of the Company and no dividend shall carry interest as against the Company. The declaration of the directors as to the amount of the net profits and the amount of profits available for dividend shall be conclusive.


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                                    RESERVES

42. The directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper, which shall, at the discretion of the directors, be applicable for meeting contingencies or for the gradual liquidation of any debt or liability of the Company, or for special dividends or bonuses or for equalising dividends for any other purpose to which the profits of the Company may properly be applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company or of any company which is the Company's holding company) as the directors think fit. The directors may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided, as they think fit. The directors may also without placing the same to reserve carry forward any profits which they may think it not prudent to divide.

                                     NOTICES

43. Any notice or document may be served by the Company on any member either personally or by sending it by prepaid post or facsimile transmission addressed to that member at his registered place of address.

44.   Any notice sent shall be taken to have been served as is set out below -


      A if by post to an address within the State of Victoria - on the day following that upon which it is remitted;

      B if by airmail post to an address outside the State of Victoria - on the second day following that upon which it is remitted;

      C if by facsimile transmission and a correct and complete transmission report is received - on the day of transmission.

      In proving such service a certificate in writing signed by any officer of the Company stating that the notice was duly remitted shall be conclusive evidence.

                                    INDEMNITY

45. Subject to the provisions of and so far as may be permitted by the Statutes, every director, secretary or employee of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto.


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